Exhibit 99.11

9374-8572 Québec Inc.

700 De La Gauchetière Street West, Suite 2400

Montréal, Québec, Canada H3B 5M2

(+1) (514) 315-2824

May 29, 2018

Securities and Exchange Commission

Division of Corporation Finance

100 F Street, N.E.

Washington, D.C. 20549

Re:    9374-8572 Québec Inc.

Confidential Submission of Draft Registration Statement on Form F-4

Dear Sir/Madam,

The undersigned, 9374-8572 Québec Inc., a newly-formed Québec corporation (“New Alithya”), is submitting this letter in connection with New Alithya’s submission on the date hereof its draft registration statement on Form F-4 (the “Draft Registration Statement”) for confidential non-public review by the staff of the Securities and Exchange Commission (the “Commission”) pursuant to Section 6(e) of the Securities Act of 1933, as amended (the “Securities Act”). New Alithya qualifies as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act.

Financial Statements

In the Draft Registration Statement, New Alithya has:

(i) included the audited balance sheet of New Alithya as of May 5, 2018;

(ii) included the audited consolidated financial statements of Alithya Group Inc. (“Alithya”) as of March 31, 2017 and for the fiscal year ended March 31, 2017 and the related management’s discussion and analysis of financial condition and results of operations; and

(iii) incorporated by reference the audited consolidated financial statements of Edgewater Technology, Inc. as of December 31, 2017 and 2016 and for the fiscal years ended December 31, 2017, 2016 and 2015 and the unaudited consolidated financial statements of Edgewater Technology, Inc. as of March 31, 2018 and for the fiscal quarters ended March 31, 2018 and 2017.

Request for Waiver of the Requirement of Item 8.A.4 of Form 20-F

With respect to the financial statements of Alithya, New Alithya respectfully requests that the Commission waive the requirement of Item 8.A.4 of Form 20-F (which is required by Item 17 of Form F-4), which states that the Draft Registration Statement must contain audited financial statements as of a date not older than 12 months from the date of the offering, unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

New Alithya is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the Staff’s 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) at Section III.B.c, in which the staff notes that:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with this request, New Alithya represents to the Commission that:

(i) New Alithya is not a public reporting company in any jurisdiction;

(ii) New Alithya is not required by any jurisdiction outside the United States, including Québec, Canada (its jurisdiction of incorporation), to have audited financial statements of Alithya as of a date not older than 12 months from the date of filing the Draft Registration Statement;

(iii) compliance with Item 8.A.4 of Form 20-F is impracticable or involves undue hardship for New Alithya because this would require significant extra work and expense to prepare the interim financial statements of Alithya, which interim financial statements are not expected to be included in the Registration Statement on Form F-4 that will become effective;

(iv) New Alithya does not anticipate that the audited financial statements of Alithya as of March 31, 2018 and for the fiscal year ended March 31, 2018 will be available until the latter part of June 2018; and

(v) in no event will New Alithya seek effectiveness of its Registration Statement on Form F-4 if its audited financial statements of Alithya are older than 15 months at the time of the offering.

New Alithya will file this letter as Exhibit 99.11 to the Draft Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

New Alithya plans to include in a revised Draft Registration Statement the audited consolidated financial statements of Alithya as of March 31, 2018 and for the fiscal year ended March 31, 2018 upon their availability and to supplement the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Alithya” in the Draft Registration Statement to include management’s discussion and analysis of Alithya’s financial condition and results of operations for the fiscal year ended March 31, 2018.

Very truly yours, 9374-8572 QUÉBEC INC.

/s/ Paul Raymond
By: Paul Raymond
Title: Chief Executive Officer and President